Exhibit 10.20

PROMISSORY NOTE

Principal Amount: $30,000.00	September 28, 2021

FOR VALUE RECEIVED, Peak Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of Nevada, having as its address at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 86260 (the “Borrower”), hereby promises to pay to the order of Neil Reithinger, an individual, with a mailing address at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260, or his successors or assigns (the “Holder”), the principal amount of Thirty Thousand United States Dollars (US$30,000.00) by no later than December 31, 2021 (as may be extended pursuant to the term hereof, the “Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of one and one half percent (1.5%) per annum commencing on the date hereof (“Issuance Date”). This Promissory Note, as may be amended or supplemented from time to time, shall be referred to herein as the “Note”.

1.             Defined Terms. For purposes of this Note, except as otherwise expressly provided or otherwise defined elsewhere in this Note, or unless the context otherwise requires, the capitalized terms in this Note shall have the meanings assigned to them as follows:

1.1       “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

1.2       “Borrower” shall have the meaning given to it in the preamble hereof.

1.3       “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

1.4       “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

1.5       “Event of Default” shall have the meaning given to it in Section 3.1.

1.6       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.7       “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

1.8       “Holder” shall have the meaning given to it in the preamble hereof.

1.9       “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

1.10      “Maturity Date” shall have the meaning given to it in the preamble hereof.

1.11      “Note” shall have the meaning given to it in the preamble hereof.

1.12      “Obligations” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Note, or any other agreement between any of the Borrower and the Holder, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

1.13    “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

1.14     “Subsidiary” means any Person in which the Borrower, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”

2.	Payments of Principal and Interest; Additional Terms.

2.1      Payment of Principal. The principal amount of this Note shall be paid to the Holder no later than the Maturity Date.

2.2     Payment of Interest. Except as otherwise provided herein, all interest on the principal amount of this Note shall be paid to the Holder on the Maturity Date.

2.3      General Payment Provisions. All payments of principal and interest, if any, on this Note shall be made in lawful money of the United States of America by wire transfer to such account as the Holder may designate by written notice to the Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day.

2.4       Prepayment. At any time, upon receiving the written consent of the Holder, the Borrower may pre-pay this Note without penalty.

3.	Defaults and Remedies.

3.1       Events of Default. An “Event of Default” means:

3.1.1	the Borrower shall fail to pay any interest, principal or other charges due under this Note on the date when any such payment shall be due and payable;

3.1.2	the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Borrower to be performed complied with or abided by;

3.1.3	the bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

3.1.4	the commencement by the Borrower or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Borrower or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

3.1.5	the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Borrower or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

3.1.6	the Borrower shall fail to maintain the listing of its common stock on at least one of the OTC Pink, OTCQB, Nasdaq National Market, Nasdaq Small Cap Market, New York Stock Exchange, NYSE MKT, or an equivalent replacement exchange;

3.1.7	the Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings); and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act; or

3.1.8	any cessation of trading of the Borrower’s common stock on at least one of the OTC Pink, OTCQB, Nasdaq National Market, Nasdaq Small Cap Market, New York Stock Exchange, NYSE MKT, or an equivalent replacement exchange.

3.2       Remedies. Upon the occurrence of an Event of Default that is not timely cured within an applicable cure period hereunder, the Holder may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of ten percent (10%) per annum.

4.	Representations and Warranties.

4.1       Organization. The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Nevada and has the full power and authority and all necessary certificates, licenses and approvals: (i) to enter into and execute this Note and to perform all of its Obligations hereunder; and (ii) to own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Borrower is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Borrower is as set forth in the preamble to this Note, and the Borrower does not currently conduct business under any other name or trade name.

4.2       Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of this Note, and the performance by the Borrower of all of its Obligations hereunder, has been duly and validly authorized and approved by the Borrower and, its directors or shareholders, as required, pursuant to all applicable Laws and no other action or Consent on the part of its board, shareholders or any other Person is necessary or required by the Borrower to execute this Note, consummate the transactions contemplated herein, perform all of its Obligations hereunder. This Note has been duly and validly executed by the Borrower (and the officer executing this Note is duly authorized to act and execute same on behalf of the Borrower) and constitutes the valid and legally binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.	Covenants.

5.1       Legal Existence. The Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

5.2       Notice of Default. The Borrower shall, promptly, but not more than one (1) Business Days after the commencement thereof, give notice to the Holder in writing of the occurrence of any “Event of Default” or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

6.	Miscellaneous.

6.1       Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in a customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6.2       Most Favored Nations. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender, then the Borrower shall notify the Lender of such additional or more favorable term and such term, at Lender’s option, shall become a part of the transaction documents with the Lender. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion into equity securities, conversion discounts, conversion look-back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

6.3       Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

6.4       Cancellation. After all principal, accrued interest and other amounts at any time owed on this Note has been indefeasibly paid or satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

6.5       Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

6.6       Binding Effect. This Note shall be binding upon the Borrower and the successors and assigns of the Borrower and shall inure to the benefit of the Holder and the successors and assigns of the Holder.

6.7       Governing Law and Venue. The Borrower and Holder each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in New Jersey. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Nevada law. The Borrower and Holder each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said state, and each waives any objection based on forum non conveniens. The Borrower hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Borrower, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. All terms and provisions hereof and the rights and obligations of the Borrower and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

6.8       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

6.9       Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

6.10      Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

6.11      Notice. Notice shall be given to each party such other address as provided to the other party in writing.

6.12     Transfer. This Note may be transferred by the Holder without the consent of the Borrower.

6.13     Collection Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Borrower otherwise takes action or incurs costs to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Borrower or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Borrower shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Note to be executed on and as of the Issuance Date.

Peak Pharmaceuticals, Inc.
as Borrower

By:
Name: Neil Reithinger
Title: President

Date: September 28, 2021

Principal Amount: $30,000.00

[Signature page to Promissory Note]